Exhibit 10.1
ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT (“Agreement”) is made and entered into as of March 16, 2007 (the “Effective Date”) by and between Actel Corporation, a California corporation with a place of business at 2061 Stierlin Court, Mountain View, CA 94043 (“Actel” or “Buyer”), and BTR, Inc., a Nevada corporation with a place of business at 20380 Town Center Lane, Suite 250, Cupertino, CA 95014 (“BTR”), and Advantage Logic Inc, a California corporation with a place of business at 20380 Town Center Lane, Suite 250, Cupertino, CA 95014 (“ALI” and, together with BTR, “BTR/ALI”), and, solely as to Sections 1 (Definitions), 6 (Representations and Warranties of BTR/ALI and the Officers), 8 (Non-Assertion Covenant), 9 (Additional Obligations of the Parties), 12 (Limitation on Liability), and 13 (Miscellaneous), Benjamin Ting, Peter Pani, and Richard Abraham (collectively, the “Officers”). The Parties hereby agree as follows:
1. DEFINITIONS
1.1 Unless otherwise defined in this Agreement, capitalized terms are used in this Agreement as defined in the Settlement Agreement or the License Agreement.
1.1.1 “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934 as amended.
1.1.2 “Agreements” means this Agreement and the Settlement Agreement.
1.1.3 “Applicable Federal Rate” means the applicable federal rate for purposes of Section 1274(d) of the Internal Revenue Code published by the Internal Revenue Service for the then-current month on the IRS Web site’s index of applicable federal rates for mid-term transactions that involve interest paid or accrued on an annual basis.
1.1.4 “Arbitration” means Actel Corp. v. BTR, Inc. — JAMS No. 1100046359.
1.1.5 “Assigned Contracts” means the Contracts listed on Attachment A (Assigned Contracts List).
1.1.6 “Assigned Patents” means the patents and patent applications listed on Attachment B.
1.1.7 “Business Day” means any day other than a Saturday, Sunday or other day on which banks in California are authorized or required by law to close.
1.1.8 “Confidential Information” means any and all Confidential Information, as defined or described in the License Agreement.
1.1.9 “Contracts” means all contracts and agreements related to the IP Assets (including, without limitation, licenses, patent assignment agreements, consultant agreements, employee agreements, and law firm engagement agreements), except for any agreements to which Buyer is a party.
1.1.10 “Deduction” means an amount Buyer may deduct and retain from the Escrow Amount following a final determination of a claim set forth in a Notice of Claim under this Agreement. For purposes hereof, “a final determination of a claim” means: (a) entry of a final judgment in an arbitration of such claim by an arbitrator in accordance with Section 13.14 hereof; (b) execution of a memorandum setting forth the Parties’ agreement with respect to such claim; or (c) the failure by BTR/ALI to object after receipt of a Notice of Claim in accordance with the provisions of Section 5.2 (Procedure for Taking Deductions from Escrow).
1.1.11 “Escrow Amount” means $3.75 million of the Purchase Price minus any applicable Deductions.
1.1.12 “Escrow Termination Date” means the fifth anniversary of the Effective Date of this Agreement.
1.1.13 “Inventors” means all individuals who contributed to the development of the IP Assets. For avoidance of doubt, “Inventors” includes, but is not limited to, named inventors on an Assigned Patent.
1.1.14 “IP Assets” means, collectively, all (a) Assigned Patents; (b) Technology and Confidential Information delivered on or before December 15, 2000 under the License Agreement; and (c) related copyrights and mask work rights.
1.1.15 “Liability Offset” means the amount of any indemnification obligation or other liability to Buyer arising under this Agreement that Buyer is not able to collect due to the provisions of Sections 5 (Escrow) or 12 (Limitation on Liability).
1.1.16 “License Agreement” means the agreement by and between BTR and Actel entered into as of March 6, 1995, and amended and restated as of December 15, 2000.
1.1.17 “New Claim” means any claim or cause of action asserted against Actel based, in whole or in part, upon alleged infringement or misappropriation of any patent or other intellectual property right that is: (a) asserted by BTR/ALI or any Officer; or (b) asserted by any Person in which an Officer has a greater than 10% direct or indirect ownership or beneficial financial interest; or (c) asserted by any Person from which BTR/ALI or any Officer receives more than 10% of the amount of any judgment or award made pursuant to such claim or cause of action.
1.1.18 “Notice of Claim” means a written notice from a Party (a) stating that the other Party, or any of its Affiliates, has breached this Agreement and providing a reasonably detailed description of the nature of the breach or (b)(i) stating that such Party has paid, sustained, incurred, or accrued a loss for which the other Party would have liability or an indemnification obligation under this Agreement; (ii ) specifying the aggregate amount of each loss or a good faith estimate thereof, in each case to the extent known or determinable at the time; and (iii) providing a reasonably detailed description of the nature of the breach to which such loss is related.
1.1.19 “Party” means Actel, BTR and ALI (or, when used collectively, BTR/ALI) and, solely as to Sections 1 (Definitions), 6 (Representations and Warranties of BTR/ALI and the Officers), 8 (Non-Assertion Covenant), 9 (Additional Obligations of the Parties), 12 (Limitation on Liability), and 13 (Miscellaneous) the Officers.
1.1.20 “Person” means an individual, a corporation, a partnership, an association, a joint-stock company, a business trust, limited liability company, or an unincorporated organization.
1.1.21 “Purchase Price” means $7.5 Million USD to be paid by Buyer as set forth in Section 4 (Payment) of this Agreement.

1.1.22 “Knowledge” means the actual knowledge, without independent investigation, of BTR/ALI or the Officers.
1.1.23 “Settlement Agreement” means the settlement agreement of even date herewith providing, among other things, for dismissal of the Arbitration.
1.1.24 “Technology” means any and all Technology and Joint Technology, as defined in the License Agreement.
2. PURCHASE AND SALE OF ASSETS
2.1 Purchase and Sale of IP Assets. BTR/ALI hereby sells, transfers, conveys, assigns and delivers to Buyer, and Buyer hereby purchases and acquires from BTR/ALI, all right, title, and interest in and to the IP Assets, free and clear of all liens, security interests, and encumbrances of any kind or nature. BTR/ALI, on behalf of itself and its Affiliates, acknowledges and agrees that Buyer shall, upon the Effective Date, be deemed the successor-in-interest to the IP Assets for the purposes of attorney-client, attorney work product and similar privileges.
2.2 Assignment of Contracts. BTR/ALI hereby assigns to Buyer, and Buyer hereby assumes, each of the Assigned Contracts provided, however, that the rights and obligations of Assigned Contracts #1, #3, and #4 (as listed on Attachment A (Assigned Contracts List)) are only assigned to the extent they relate to the IP Assets, those IP Assets being specifically and exclusively limited to “(a) Assigned Patents; (b) Technology and Confidential Information delivered on or before December 15, 2000 under the License Agreement; and (c) related copyrights and mask work rights.” For any Assigned Contract Buyer shall assume all obligations of BTR/ALI thereunder, except that Buyer shall not assume any liabilities (a) incurred or accrued by BTR/ALI prior to the assignment of such Contract to Buyer; or (b) triggered by the Parties’ execution of this Agreement, which liabilities shall remain the sole responsibility of BTR/ALI.
2.3 Expenses. All sales and use taxes and recordation fees, if any, relating to the transfer of the IP Assets to Buyer hereunder, will be evenly split by Actel and BTR/ALI. All other taxes, fees, and costs, including but not limited to legal fees, accounting fees, consulting fees, and other incidental expenses, will be borne by the Party that incurs such fee or cost.
2.4 IP Asset Assignment Forms. On the Effective Date, BTR/ALI shall execute and deliver to Buyer the assignment forms attached as Attachment B (Assignments of Rights) to this Agreement.
2.5 Provision of Documents and Information. By the Effective Date, BTR/ALI will provide to Buyer:
2.5.1 Originals or, if originals are not available to BTR/ALI, copies of all material documents related to the IP Assets, including but not limited to patent prosecution files, prior art, enforcement letters sent to third parties, documentation regarding the negotiation of licenses with third parties, documents evidencing BTR/ALI’s rights in the IP Assets, and any other documentation relating to the development, conception, or reduction to practice of any of the IP Assets, including inventor notebooks, in the form and manner reasonably requested by Buyer

2.5.2 A schedule of patent maintenance fees due within 12 months of the Effective Date, along with documentation that BTR/ALI has paid all filing, maintenance, and other fees associated with the Assigned Patents. In no event shall BTR/ALI be liable for the payment of filing, maintenance, and other fees associated with the Assigned Patents due and payable after the Effective Date.
2.6 Patent Prosecution Counsel. By the Effective Date, BTR/ALI will notify the patent prosecution counsel responsible for the Assigned Patents that ownership of the Assigned Patents, including all documents and files related thereto, is changing to Buyer. BTR/ALI will provide a written conflict waiver to the patent prosecution counsel responsible for the Assigned Patents that allows the counsel to continue to prosecute the Assigned Patents on behalf of Buyer, provided, however, that BTR/ALI shall have no responsibility or duty with respect to other conflicts that may exist or arise. BTR/ALI will assign any attorney-client rights, such as attorney-client privilege, with respect to those matters to Buyer who, with respect to all such rights attaching prior to the Effective Date, will be a co-holder with BTR/ALI, provided that any attempted waiver of any co-held privilege by BTR/ALI will not be effective unless BTR/ALI has obtained Buyer’s express written consent prior to the waiver. There will be no limitations on Buyer’s right to waive any co-held privilege, except that Buyer will give BTR/ALI ten days’ written notice prior to any waiver.
3. ASSUMPTION OF LIABILITIES
3.1 No Assumption of Liabilities. Other than any obligations Buyer assumes under an Assigned Contract, BTR/ALI, on behalf of itself and its Affiliates, acknowledges and agrees that BTR/ALI shall be solely responsible for the payment of (and Buyer will not assume or become liable for) any obligations, commitments, or liabilities, whether known or unknown, absolute, contingent, or otherwise, of BTR/ALI and its Affiliates, including, without limitation, their performance or obligations under the Assigned Contracts arising prior to the Effective Date, any obligations under Contracts that are not Assigned Contracts, any obligations to any employees of BTR/ALI, and any taxes or other amounts relating to the use, ownership or exploitation of the IP Assets prior to the Effective Date (collectively “BTR/ALI Retained Liabilities”). For any obligations Buyer assumes under an Assigned Contract, Buyer acknowledges and agrees that Buyer shall be solely responsible for the payment of (and BTR/ALI will not become liable for) any obligations, commitments, or liabilities, whether known or unknown, absolute, contingent, or otherwise, of Buyer, including, without limitation, Buyer’s performance of obligations under the Assigned Contracts arising after the Effective Date, and any obligations relating to Buyer’s use, ownership or exploitation of the IP Assets after the Effective date (collectively “Buyer’s Assumed Liabilities”).
4. PAYMENT
4.1 Payment of Purchase Price. As consideration for the purchase of the IP Assets and for the Settlement Agreement, and subject to the terms and conditions of this Agreement, except as otherwise set forth in this Section 4 (Payment), Buyer shall pay by wire transfer to the account(s) designated by BTR/ALI the Purchase Price in immediately available funds according to the following terms.

4.1.1 Initial Payment. Buyer shall pay $3.75 Million of the Purchase Price on the Effective Date (the “Initial Payment”).
4.1.2 Escrow. Buyer shall retain the Escrow Amount in a Buyer-held escrow.
4.1.3 Interest Payments. On each anniversary of the Effective Date in 2008, 2009, 2010, 2011, and 2012, Buyer shall pay BTR/ALI interest at the Applicable Federal Rate on the then-current Escrow Account. Payment will be made by wire transfer to the accounts designated by BTR/ALI.
4.1.4 Deductions from the Escrow Amount. Buyer will reduce the Escrow Amount by deducting from the Escrow Amount any Deductions permitted under this Agreement. Deductions shall be effective from the date of the applicable Notice of Claim. In the event Buyer has paid interest under Section 4.1.3 hereof on an Escrow Amount subsequently determined to be subject to a Deduction, Buyer will reduce the Escrow Amount by the amount of the interest paid to BTR/ALI that is attributable to such Deduction.
4.1.5 Payment of Escrow. On the Escrow Termination Date, Buyer shall pay by wire transfer to the accounts designated by BTR/ALI the Escrow Amount remaining in escrow after giving effect to any Deductions less the amount of any claim included in a Notice of Claim delivered to BTR/ALI prior to the Escrow Termination Date that has not been finally determined as of that date. At the time and to the extent that such claim is finally resolved in favor of BTR/ALI, Buyer shall pay by wire transfer to the account(s) designated by BTR/ALI the amount due, plus interest (at the Applicable Federal Rate).
4.2 Allocation of Purchase Price. The Purchase Price will be allocated among the IP Assets in accordance with Attachment G (Allocation of Purchase Price). The Parties agree to be bound by this allocation and to report these items for federal income tax purposes as allocated. The Parties agree to execute and deliver Internal Revenue Service Form 8594 reflecting this allocation.
4.3 Effect of Allocation. The Parties agree to abide by the allocation of the Purchase Price specified in this Agreement, and agree to report the transaction as so allocated for income tax purposes.
5. ESCROW
5.1 Creation of Escrow. By virtue of this Agreement and as security for the representations and warranties, covenants (including the Non-Assertion Covenant), indemnification, and all other BTR/ALI obligations under this Agreement, Buyer shall retain the Escrow Amount, which will constitute an escrow to be governed by the terms and conditions set forth in this Section 5 (Escrow). BTR/ALI, on behalf of itself and its Affiliates, acknowledges that the Escrow Amount will be a debt obligation of Buyer and will not be segregated.
5.2 Procedure for Taking Deductions from Escrow. At any time prior to final payment of the Escrow Amount, Buyer may deduct and retain from the Escrow Amount such amounts as are required to cover any liability of BTR/ALI to Buyer under this Agreement, including liability under Section 11 (Indemnification), subject to the following procedures:

5.2.1 Buyer shall provide BTR/ALI with notice of facts that may give rise to a claim against BTR/ALI within a reasonable period of time after Buyer becomes aware of such facts, but the failure to provide such notice shall not constitute a waiver of any claim. Within one year of Buyer becoming aware of a claim or aggregate of claims against BTR/ALI under this Agreement in excess of $500,000, Buyer shall deliver a Notice of Claim to BTR/ALI. If Buyer fails to deliver such Notice of Claim within one year of becoming aware of a claim, such failure to so deliver shall constitute an irrevocable waiver of such claim.
5.2.2 If BTR/ALI does not object in writing within 30 days after Buyer’s delivery of the Notice of Claim, such failure to so object will constitute an irrevocable acknowledgment by BTR/ALI that Buyer is entitled to the full amount of each claim set forth in the Notice of Claim.
5.2.3 If BTR/ALI objects in writing within 30 days after Buyer’s delivery of the Notice of Claim, BTR/ALI and Buyer shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of the claims. If the Parties should so agree, a memorandum setting forth any agreement reached by the Parties with respect to each claim will be prepared and signed by both Parties. The Parties will each be entitled to rely on the memorandum and take any actions contemplated in the memorandum.
5.2.4 If the Parties are unable to agree within 60 days of BTR/ALI’s delivery of its written objection to the Notice of Claim, either Party may file a request for arbitration in accordance with the terms of Section 13.14(Arbitration). In the event of an arbitration filed under this Section 5 (Escrow), the Parties agree that, subject to availability, the arbitrator will be the Arbitrator from the Arbitration. If the amount of BTR/ALI’s alleged liability is at issue in pending litigation with a third party, the arbitration, once filed, will be stayed and will not commence until: (a) the amount of BTR/ALI’s alleged liability is ascertained; or (b) both Parties agree to pursue the arbitration.
6. REPRESENTATIONS AND WARRANTIES OF BTR/ALI AND THE OFFICERS
6.1 BTR/ALI and Officer Representations and Warranties. BTR/ALI and the Officers make the following representations and warranties:
6.1.1 BTR is a Nevada corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified to transact business in the State of California.
6.1.2 ALI is a California corporation, duly organized, validly existing, and in good standing under the laws of the State of California, and is qualified to transact business in the State of California.
6.1.3 BTR/ALI and the Officers have full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes a valid and binding obligation of BTR/ALI and the Officers, enforceable in accordance with its terms. BTR/ALI and the Officers shall not enter into any other agreement that would interfere with the performance of their obligations under this Agreement. BTR and ALI have obtained all necessary consents and approvals from their respective boards of directors and stakeholders for the adoption and approval of this Agreement and the transactions contemplated hereby.
6.1.4 The execution and delivery of this Agreement does not, and the performance by BTR/ALI and the Officers of their obligations under this Agreement will not, conflict with, violate, or constitute a material default under the terms, conditions, or provisions of any material agreement or instrument to which BTR/ALI or the Officers is a party, or, to BTR/ALI’s and the Officers’ Knowledge, any material law, judgment, or order, and will not result in the creation of any lien, security interest, or encumbrance on any of the IP Assets.
6.1.5 There is no action, proceeding, or claim pending, or, to BTR/ALI’s and the Officers’ Knowledge, threatened, against BTR/ALI or the Officers that would affect the IP Assets or BTR/ALI’s or the Officers’ ability to consummate the transactions contemplated by this Agreement.
6.1.6 No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority or consent or approval of any Person, is required as a precondition to the execution, delivery, and performance by BTR/ALI and the Officers of this Agreement or the consummation of the transactions contemplated by the Agreement.
6.1.7 BTR/ALI has good and valid title, of record and beneficially, to all of the IP Assets and at the Effective Date will transfer and deliver to the Buyer legal and valid title to the IP Assets, free and clear of all liens.
6.1.8 A complete and accurate list of all Contracts is attached hereto as Attachment D (Contracts List) and BTR/ALI has provided Buyer with a true and correct copy of each Contract.
6.1.9 BTR/ALI has provided Buyer with true and correct copies of all documents evidencing BTR/ALI’s rights in the IP Assets. The copies provided shall be replaced with the original documents, as available, on the Effective Date.
6.1.10 Other than the Contracts listed on Attachment D (Contracts List), there are no valid and binding Contracts or other agreements, whether written or oral, related to the IP Assets to which BTR/ALI or the Officers is a party and, to BTR/ALI’s and the Officers’ Knowledge, there are no other valid and binding Contracts related to the IP Assets.
6.1.11 As of the Effective Date, the Officers delivered to BTR and BTR delivered to Buyer all Confidential Information and Technology they were obligated to disclose, deliver, or otherwise provide to Buyer under the License Agreement and no Confidential Information or Technology was delivered, disclosed, or otherwise provided to Buyer under the License Agreement after December 15, 2000.
6.1.12 Before entering into the License Agreement with Actel, BTR/ALI made efforts to license or sell the then-existing IP Assets. Except as listed in Attachment C (Prior Use of IP Assets) during their efforts to license or sell the then-existing IP Assets, BTR/ALI did not disclose to any Person any confidential information relating to the IP Assets. After entering into the License Agreement, BTR/ALI’s only Use of the IP Assets was to perform its duties under the License Agreement. “Use” means (a) to develop, make, have made, use, offer for sale, sell, design, modify or create derivative works of devices under the IP assets, or (b) to license other Persons to develop, make, have made, use, offer for sale, sell, design, modify or create derivative works of devices under the IP Assets, or (c) to disclose, sell, license, make efforts to license or sell, offer for sale, or offer for license any of the IP Assets.
6.1.13 Other than what BTR/ALI are transferring, selling, or assigning to Buyer under this Agreement, there are no patents, patent applications, trade secrets, confidential information, know how, copyrights, or other intangible property related to the FPGA Architecture (as defined in the License Agreement) that were ever owned by (or licensed to) BTR/ALI or the Officers, and to BTR/ALI’s and the Officers’ Knowledge, there are no such patents, patent applications, trade secrets, confidential information, know how, copyrights, or other intangible property related to the FPGA Architecture. Immediately after the consummation of the transactions contemplated by this Agreement, BTR/ALI and the Officers will have no license or any other right or interest in or to the IP Assets.
6.1.14 The IP Assets constitute the independent work of (a) the Officers (in their capacity as Inventors) and (b) to BTR/ALI’s and the Officers’ Knowledge, the other Inventors listed on Attachment E (Inventor Contact Information). BTR/ALI and the Officers also represent that the Inventor Contact Information contains a complete list of Inventors with accurate contact information and that the Officers (in their capacity as Inventors) and the other Inventors have each assigned all of their rights in the IP Assets to ALI or BTR pursuant to proprietary information and invention assignment agreements in the form provided to Buyer.
6.1.15 The Assigned Patents correctly name the true and correct inventors of the inventions claimed in the patents. No person who is an inventor has been omitted from the Assigned Patents, and no person who in not an inventor has been included on any of the Assigned Patents.
6.1.16 BTR/ALI and Officers are not aware (and to BTR/ALI’s and the Officers’ Knowledge, no other Inventor is aware) of any information, facts, or circumstances that would render any of the Assigned Patents invalid or unenforceable. BTR/ALI and Officers are not aware (and to BTR/ALI’s and the Officers’ Knowledge, no Inventor is aware) of any prior art relevant to the IP Assets that BTR/ALI has not disclosed to Buyer. For purposes of this provision, disclosure to the United States Patent and Trademark office in connection with the prosecution or any other proceeding involving an Assigned Patent will be considered disclosure to Buyer.
6.1.17 Neither BTR/ALI nor the Officers have (and to BTR/ALI’s and the Officers’ Knowledge no Inventor has) publicly disclosed any invention covered by or disclosed in an Assigned Patent prior to any effective filing date of the relevant Assigned Patent; nor sold, or offered for sale, any device including or produced using an invention covered by or disclosed in an Assigned Patent prior to any effective filing date of the relevant Assigned Patent.
6.1.18 Each Assigned Patent was prosecuted by BTR/ALI in good faith before the U.S. Patent and Trademark Office or applicable foreign agency.
6.1.19 As of the Effective Date, neither BTR/ALI nor any of the Officers has received notice from any third party claiming that the operation or exploitation of any of the IP

Assets infringes or misappropriates any intellectual property right of any third party, except as reflected on Attachment F (Third Party Notices).
6.1.20 To BTR/ALI’s and the Officers’ Knowledge, there is no basis for the assertion of any claim for any liabilities for unpaid taxes of BTR/ALI or the Officers for which Buyer would become liable as a result of the transactions contemplated by this Agreement or that would result in any lien on any of the IP Assets. To the extent applicable to the IP Assets, BTR/ALI and the Officers have not been delinquent in the payment of any material tax, nor is there any tax deficiency outstanding, or to BTR/ALI’s or the Officers’ Knowledge, assessed or proposed against BTR/ALI or the Officers relating to the IP Assets.
6.1.21 As of the Effective Date, BTR/ALI has no Affiliates other than the Officers.
6.1.22 BTR/ALI’s principal business is not the sale of inventory from stock (as such terms are defined in Division 6 of the California Uniform Commercial Code); and the transactions contemplated by this Agreement are not subject to the bulk sales provisions of Division 6 of the California Uniform Commercial Code.
6.1.23 All amounts owed to creditors and other liabilities of BTR/ALI to the Officers or third parties that exist (a) as of the Effective Date or (b) due to the execution of the Agreements are fully covered by, and will be paid out of, the Initial Payment.
6.2 Correctness of Representations. No representation or warranty of BTR/ALI or the Officers in this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, Attachments, and other information provided by BTR/ALI or the Officers to Buyer shall be true and correct in all material respects on and as of the Effective Date as though made on that date. Except as set forth in the attachments referenced in this Section 6 (Representations and Warranties of BTR/ALI and Officers), no documents or other information provided by BTR/ALI or the Officers to Buyer shall be deemed to modify, qualify, or limit the representations and warranties of BTR/ALI and Officers set forth in this Agreement.
6.3 No Other Warranties. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, BTR/ALI TRANSFER THE IP ASSETS ON AN “AS-IS” BASIS. BTR/ALI AND THE OFFICERS MAKE NO OTHER WARRANTIES WITH RESPECT TO ANY OF THE IP ASSETS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
6.4 Buyer Information. No information originally provided to BTR/ALI or the Officers by Buyer may be used by Buyer to allege a breach of a representation or warranty by BTR/ALI or the Officers.
7. REPRESENTATIONS AND WARRANTIES OF BUYER
7.1 Buyer’s Representations and Warranties. Buyer makes the following representations and warranties:

7.1.1 Buyer is a California corporation, duly organized, validly existing, and in good standing under the laws of the State of California, and is qualified to transact business in the State of California.
7.1.2 Buyer has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms. Buyer has obtained all necessary approvals from its board of directors for the adoption of this Agreement and the transactions contemplated hereby, including payment of the Initial Payment, Escrow Amount, and interest payments. Buyer shall not enter into any other agreement that would interfere with the performance of its obligations under this Agreement, including payment of the Initial Payment, Escrow Amount, and interest payments.
7.1.3 The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Buyer is a party, or any law, judgment, or order of which Buyer is aware.
7.1.4 There is no action, proceeding, or claim pending, or, to Buyer’s knowledge, threatened, against Buyer that would affect Buyer’s ability to consummate the transactions contemplated by this Agreement, including payment of the Initial Payment, the Escrow Amount, and interest payments.
7.1.5 No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required as a precondition to the execution, delivery, and performance by Buyer of this Agreement or the consummation of the transactions contemplated by the Agreement, including payment of the Initial Payment, the Escrow Amount, and the interest payments.
7.2 Correctness of Representations. No representation or warranty of Buyer in this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, Attachments, and other information provided by Buyer to BTR/ALI and the Officers shall be true and correct in all material respects on and as of the Effective Date as though made on that date. Except as set forth in the attachments referenced in this Section 7 (Representations and Warranties of Buyer), no documents or other information provided by the Buyer to BTR/ALI and the Officers shall be deemed to modify, qualify, or limit the representations and warranties of Buyer set forth in this Agreement.
7.3 No Other Warranties. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, BUYER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED.
8. NON-ASSERTION COVENANT
8.1 No Assertions by BTR/ALI and the Officers. BTR/ALI and the Officers hereby agree, on behalf of themselves and their Affiliates, not to assert, directly or indirectly, for a period of five (5) years from the Effective Date, any claim or cause of action based, in whole or in part, upon alleged infringement or misappropriation by Actel or its suppliers or customers, mediate or immediate, of any patent or other intellectual property right as a result of the manufacture, use, offer for sale, sale, lease, development, distribution, support, export, import, or other transfer of products or services sold or offered for sale by Actel (Non-Assertion Covenant).
8.2 Permitted Assertions by BTR/ALI and the Officers. Notwithstanding the provisions of Section 8.1 (No Assertions by BTR/ALI and the Officers), BTR/ALI or the Officers may assert, directly or indirectly, any claim or cause of action based on any intellectual property or other right against any Person, including Actel, if Actel or any of its Affiliates first asserts any claim or cause of action based, in whole or in part, upon the purported infringement by BTR/ALI or their suppliers or customers, mediate or immediate, of any patent or other intellectual property right as a result of the manufacture, use, offer for sale, sale, lease, development, distribution, support, export, import, or other transfer of products or services sold or offered for sale by BTR/ALI, provided that, in no event will BTR/ALI, the Officers, or their Affiliates be permitted to assert any right or claim released by BTR/ALI or the Officers pursuant to the Settlement Agreement.
8.3 Remedies. In the event of a breach of the Non-Assertion Covenant, Buyer may make a Deduction pursuant to Section 1.1.10 and the procedures set out in Section 5 (Escrow) and permanently retain the entire Escrow Amount, which will be the sole and exclusive remedy of Buyer for any breach of the Non-Assertion Covenant. Notwithstanding the foregoing sentence, neither Buyer nor any its Affiliates will be precluded or in any way restrained from exercising its rights under the Non-Assertion Covenant as a complete defense to any claim or action, whether: (a) as an affirmative defense; (b) as a claim or counterclaim for injunctive relief, specific performance or similar equitable relief; or (c) in some other form. BTR/ALI and the Officers agree that Buyer’s immediate and mediate suppliers and customers are third-party beneficiaries of the Non-Assertion Covenant, and as such will be fully entitled to exercise Buyer’s rights under the Non-Assertion Covenant on their own behalf.
8.4 Protective Order Claims. For the avoidance of any doubt, any claim of a violation of the Protective Order by BTR/ALI or the Officers will not be covered by the Non-Assertion Covenant and no claim by Actel of a violation of the Protective Order will relieve BTR/ALI and the Officers or their Affiliates of any obligations under the Non-Assertion Covenant.
9. ADDITIONAL OBLIGATIONS OF THE PARTIES
9.1 Assistance. BTR/ALI and the Officers will assist Buyers in obtaining Inventors’ reasonable cooperation and assistance during prosecution and other patent office proceedings related to the Assigned Patents, including executing all declarations, assignments, and other necessary forms and in any litigation against a third party related to or arising from the IP Assets, provided, however, that all costs of such assistance by BTR/ALI and the Officers shall be advanced or promptly reimbursed by Buyer. Notwithstanding any other provision of this Agreement, in no event shall BTR/ALI or the Officers be responsible for any patent maintenance fees or similar fees becoming due and payable after the Effective Date. The Officers listed in Attachment E (Inventor Contact Information) will update Buyer with any changes in their contact information.
9.2 Documents and Information. In the event BTR/ALI or the Officers become aware of any documents or other information they are obligated to provide to Buyer, they shall provide Buyer prompt written notice thereof, provide Buyer with the information or a complete and accurate copy of such document and, at Buyer’s request, provide the original (if available) to Buyer.
9.3 Contracts. In the event BTR/ALI or the Officers become aware of any Contracts that were not listed on Attachment D (Contracts List), they shall provide Buyer prompt written notice thereof, provide Buyer with a complete and accurate copy of the Contract and, at Buyer’s request, assign such Contract to Buyer. In connection with BTR/ALI’s and the Officers’ assignment to Buyer of any such Contract that Buyer has requested in writing to be assigned, Buyer shall assume such Contract and all obligations of BTR/ALI and the Officers thereunder, but Buyer shall not assume any liabilities incurred or accrued by BTR/ALI and the Officers prior to the assignment of such Contract to Buyer, which liabilities shall remain the sole responsibility of BTR/ALI and the Officers.
9.4 IP Assets. In the event that BTR/ALI or the Officers become aware of any IP Assets or right, title, or interest in or to IP Assets that BTR/ALI is obligated to provide to Buyer under this Agreement, they shall provide Buyer prompt written notice thereof and take all steps necessary to transfer, convey, assign, and deliver all such IP Assets, including all right, title, and interest therein.
9.5 Encumbrances. In the event that BTR/ALI become aware of any lien, security interest, or encumbrance on an IP Asset, BTR/ALI shall provide Buyer prompt written notice thereof and take all steps necessary to remove such lien, security interest, or encumbrance.
9.6 Access to Records. Following the Effective Date, and upon reasonable prior written notice, BTR/ALI will afford the Buyer’s counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the IP Assets, Contracts, and other documents in its possession relating to the IP Assets with respect to periods prior to the Effective Date and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the Buyer in connection with (i) the preparation of tax returns; (ii) in connection with any actual or threatened action or proceeding, against a third party, relating to the IP Assets; or (iii) compliance with the requirements of any governmental entity relating to the IP Assets.
9.7 Additional Assurances. BTR/ALI and the Officers agree: (a) to provide to Buyer all information and documents in BTR/ALI’s and the Officers’ possession concerning the IP Assets, including but not limited to documents relating to the development, conception, reduction to practice, commercialization, registration or enforcement of any of the IP Assets; and (b) to execute all documents and take all other steps, at the expense of Buyer (subject to Section 2.3 (Expenses)), that are reasonably required or necessary to assist in the perfection of the assignment of the IP Assets to Buyer, to vest in the Buyer title to the IP Assets or to enable the Buyer to protect and exercise all rights and benefits of the IP Assets and as otherwise appropriate to consummate the transactions contemplated by this Agreement. For all original documents retained by BTR/ALI or the Officers, if any, that relate in whole or in part to the IP Assets, BTR/ALI and the Officers shall maintain and preserve such records and documents and make such records and documents available to Buyer upon Buyer’s reasonable request.

9.8 Confidentiality.
9.8.1 All information included in the IP Assets transferred under this Agreement will be considered Actel Confidential Information and may not be used by BTR/ALI or the Officers and may not be disclosed by BTR/ALI or the Officers, except as follows:
9.8.1.1 BTR/ALI and the Officers will have no confidentiality obligation with respect to Actel Confidential Information included in the IP Assets that was publicly disclosed by Actel at any time or by BTR/ALI prior to the date the Arbitration was filed.
9.8.1.2 BTR/ALI and the officers will have no confidentiality obligation with respect to any Actel Confidential Information that has been or is publicly disclosed by Actel or otherwise has entered or enters the public domain through no action or inaction by BTR/ALI.
9.8.1.3 BTR/ALI and the Officers will have no confidentiality obligation with respect to Actel Confidential Information to the extent BTR/ALI later receives the same information from a third party without confidentiality restriction, provided that the third party is lawfully in possession of the information, free to disclose it without breaching any confidentiality obligation, and did not receive it, directly or indirectly, from BTR/ALI or the Officers.
9.8.1.4 For the avoidance of doubt, BTR/ALI and the Officers will have no confidentiality obligation with respect to any Actel Confidential Information that was included in any patent office filing made by any Party at any time.
9.8.1.5 BTR/ALI and the Officers may disclose Actel Confidential Information as required by applicable law, or under a government or court order; provided, however, that (i) the obligations of confidentiality and non-use shall continue to the fullest extent not in conflict with such law or order, and (ii) if and when BTR /ALI or the Officers are required to disclose such confidential or proprietary information pursuant to any such law or order, BTR shall inform Actel promptly prior to such disclosure and cooperate with Actel’s efforts to obtain a protective order or to take such other actions as will prevent or limit public access to, or disclosure of, such information.
9.9 Additional BTR/ALI Non-Assertion Covenant. BTR/ALI and the Officers hereby agree, on behalf of themselves and their Affiliates, not to assert, directly or indirectly, any patent or patent applications owned or controlled by BTR/ALI or the Officers on or before the Effective Date that is not included in the IP Assets, and any future continuations of such patents and patent applications to the extent that the claims are the same, against any Actel product at issue in the Arbitration, and any future members or generations of such products to the extent that the circuitry is same. This Additional BTR/ALI Non-Assertion Covenant is intended to be a complete defense against such claims, and the sole and exclusive remedy of Buyer for any breach of this Additional BTR/ALI Non-Assertion Covenant shall be to raise this Covenant as a complete defense to any such claim.
9.10 Actel Non-Assertion Covenant. Actel hereby agrees that it will not assert against BTR/ALI or the Officers, directly or indirectly, any claim under this Agreement after the termination of this Agreement unless a New Claim has first been asserted. This Actel Non-Assertion Covenant is intended to be a complete defense against such claims, and the sole and exclusive remedy of BTR/ALI and the Officers for any breach of this Actel Non-Assertion Covenant shall be to raise this Covenant as a complete defense to any such claim.
10. TERM
10.1 Term. The term of this Agreement will be 5 years from the Effective Date and shall be non-terminable prior to that date.
10.2 Survival. The following terms and conditions of this Agreement will survive in accordance with the following: Sections 1, 2, 3, 4, 5, 6, 7, 9, 12, and 13 shall expire on the expiration date of the last to expire of the Assigned Patents. Notwithstanding the foregoing, the provisions contained in Sections 6 and 9, to the extent that they apply to a particular Assigned Patent shall expire on the expiration date of that Assigned Patent.
11. INDEMNIFICATION
11.1 Indemnifications by BTR/ALI. Subject to the limitations set forth in Section 12 (Limitation on Liability) and to the procedures set forth in Section 5 (Escrow), BTR/ALI will indemnify and hold Buyer, its Affiliates and their respective officers, directors, employees, stockholders, successors and assigns, harmless from and against any and all losses incurred thereby from and after the Effective Date in any way arising from or related to (a) all BTR/ALI Retained Liabilities and any other liabilities associated with BTR/ALI’s and the Officers’ ownership or use of the IP Assets prior to the Effective Date; (b) the breach of any representation or warranty of BTR/ALI or the Officers set forth in the Agreements; or (c) the failure by BTR/ALI or the Officers to observe or perform any other covenant or agreement to be observed or performed under the Agreements, except for the Non-Assertion Covenant, for breach of which the limited remedies are, as set forth above, (i) discharge and release of Buyer’s then-outstanding payment obligation under Section 4.1.5 (Payment of Escrow), pursuant to the procedures set forth in Section 5 (Escrow); and (ii) raising the Non-Assertion Covenant as a complete defense to any claim or action.
11.2 Buyer’s Indemnifications. Buyer will indemnify and hold BTR/ALI and their Affiliates and their respective officers, directors, employees, stockholders, successors and assigns, harmless from and against any and all losses, up to a maximum of the aggregate amount paid by Buyer under this Agreement, in any way arising from or related to (a) the breach of any representation or warranty of Buyer or any of its Affiliates set forth in the Agreements; or (b) the failure by Buyer or any of its Affiliates to observe or perform any other covenant or agreement to be observed or performed by or under the Agreements.
11.3 Procedure for Bringing Claims for Indemnification by BTR/ALI. For any claim arising under Section 11.2, BTR/ALI and Actel shall follow the procedures and time-lines set forth in Sections 5.2.1-5.2.4, notwithstanding the absence of an Escrow related to such claims.

12. LIMITATION ON LIABILITY
12.1 No Officers’ Liability. The Officers will have or bear no indemnification obligations or other financial liability under or in connection with this Agreement or in connection with the sale by BTR/ALI of the IP Assets.
12.2 BTR/ALI Liability Limited to Escrow. The sole and exclusive remedy of Buyer for any breach of this Agreement by BTR/ALI and the Officers shall be to make a claim against the Escrow Amount and, except as provided in Section 12.4 (Liability Offset), the total aggregate liability of BTR/ALI and the Officers under this Agreement will not exceed the Escrow Amount.
12.3 No Post-Termination Liability. Except as provided in Section 12.4 (Liability Offset), neither Party will have any financial liability to the other for any claim or action based on this Agreement asserted after the termination of this Agreement five years from the Effective Date pursuant to Section 10.1.
12.4 Liability Offset. Notwithstanding anything to the contrary in this Agreement, Buyer may credit, apply, and deduct the amount of any and all Liability Offsets, up to the total amount actually paid to BTR/ALI under this Agreement, against any and all financial liability or other financial obligations of Buyer incurred pursuant to a final judgment or award against Buyer as a result of any New Claim.
13. MISCELLANEOUS
13.1 Acknowledgments. Each Party acknowledges that a breach of any of its obligations under the Agreement would cause the other Party irreparable harm and, in the event such Party breaches or threatens to breach its obligations under the Agreement, the other Party shall be entitled to seek injunctive and other appropriate equitable relief.
13.2 Notices. Whenever any matter in the Agreement provides for notice or other written communication to be given to Buyer or BTR/ALI or the Officers, such notice shall be given at the address of such Party set forth below, or such other address as such Party shall provide, in writing to the other Party. All notices may be given by being personally delivered, by being sent by prepaid air freight, delivery of which, within one Business Day of receipt by the air freight company, is guaranteed, or by being sent by facsimile, the receipt of which is acknowledged, addressed to the Party hereto to whom notice is to be given at the above-described address. Each such notice shall be deemed to be effective upon receipt, if personally delivered, one Business Day after receipt by the airfreight company, if sent by airfreight, and one Business Day after being sent by facsimile. Notices sent to BTR/ALI or the Officers in accordance with the provisions of this Section will be deemed to have been sent to BTR/ALI and the Officers.

If to Buyer:	If to BTR/ALI and the Officers:

Actel Corporation	BTR, Inc.
2061 Stierlin Court	c/o Advantage Logic, Inc.
Mountain View, CA 94043	20380 Town Center Lane, Suite 250
Attn.: David L. Van De Hey	Cupertino, CA 95014
Fax: (650) 318-2444	Attn.: Richard Abraham
Email: vandehey@actel.com	Fax: 408-253-3469
david.foster@actel.com	Email: lwabraham@msn.com

13.3 Attorneys’ Fees. Should any litigation or arbitration be commenced between the Parties hereto concerning the Agreement, or the rights and duties of the Parties in relation to the Agreement, the Party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys’ fees in connection with such litigation or arbitration, which sum shall be determined by the trier of fact in such litigation or arbitration or in a separate action brought for that purpose.
13.4 Assignment. The Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, successors and permitted assigns of the Parties hereto. Neither BTR/ALI nor the Officers may assign or transfer this Agreement, or any rights or obligations herein, by operation of law or otherwise, without the express written consent of Buyer, which shall not be unreasonably withheld, but after termination of this Agreement pursuant to Section 10.1, either BTR or ALI may assign its rights and obligations under this Agreement to the other in connection with a winding down of the assigning corporation. Buyer may not assign or transfer any of its rights under the Non-Assertion Covenant by operation of law or otherwise, without the express written consent of BTR/ALI, which shall not be unreasonably withheld, but may otherwise assign its other rights and obligations under this Agreement to a successor to all or substantially all of its stock, business, or assets whether by sale, merger, or otherwise.
13.5 Injunctive Relief. Notwithstanding anything in this Agreement to the contrary, neither Party shall be precluded or in any way restrained from seeking injunctive relief for any material breach of this Agreement.
13.6 Severability. Should any portion or provision of the Agreement be declared invalid or unenforceable in any jurisdiction by a court of competent jurisdiction, then such portion or provision shall be deemed to be severable, to the extent invalid or unenforceable, from the Agreement as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder thereof. Notwithstanding the foregoing; (a) such provision of the Agreement shall be interpreted by the Parties and by any such court, to the extent possible, in such a manner that such provision shall be deemed to be valid and enforceable; and (b) such court shall have the right to make such modifications to any provision of this Agreement as do not materially affect the rights or obligations of the Parties under the Agreement and as may be necessary in order for such provision to be valid and enforceable.
13.7 Waiver. No waiver of any right or obligation of Buyer or BTR/ALI of the Officers under the Agreement shall be effective unless in a writing, specifying such waiver, executed by the Party against which such waiver is being enforced. A waiver by either Party hereto of any of its rights under the Agreement on any occasion shall not be a bar to the exercise of the same right on any subsequent occasion or of any other right at any time.
13.8 Other Terms. The terms and provisions set forth in the Agreement shall control over any terms and provisions set forth in any purchase order or other document or instrument submitted to BTR/ALI by Buyer, and no such purchase order or other document or instrument or course of conduct or trade practice may be used to modify, vary or supplement any terms set forth herein unless all Parties to this Agreement expressly agree in writing to such modification, variation or supplement.
13.9 Headings and Titles. The designation of a title, or a caption or a heading, for each section of the Agreement is for the purpose of convenience only and shall not be used to limit, enlarge, interpret, or modify the provisions of the Agreement.
13.10 Presumptions. Because each of the Parties hereto has participated in drafting the Agreement, this Agreement shall not be interpreted in favor of, or against, any Party on the ground that such Party was responsible for preparing the Agreement or any part thereof.
13.11 Amendment or Modification. The Agreement may be amended, altered, or modified only by a writing, specifying such amendment, alteration or modification, executed by Buyer and BTR/ALI.
13.12 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
13.13 Governing Law; Jurisdiction. This Agreement, and the rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of California. Subject to Section 13.14 (Arbitration), any action with respect to the Agreement filed by one Party against the other may only be brought in the United States District Court for the Northern District of California or the Superior Court of the State of California in and for the county of Santa Clara.
13.14 Arbitration. Any controversy or claim arising out of or relating to this Agreement or its breach shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. In any arbitration hereunder, BTR/ALI and Buyer may agree on the selection of a single arbitrator, but if they cannot so agree, each such Party shall select an arbitrator and the two selected arbitrators shall select a third arbitrator. No arbitrator may be affiliated, whether directly or indirectly, with any of the Parties, including, without limitation, as an employee, consultant, partner or shareholder. The arbitrator(s) shall permit each of the Parties to the arbitration to engage in a reasonable amount of discovery. In the event either Party requests such an arbitration, the arbitration shall be held in Santa Clara County, California. At the conclusion of the arbitration, the arbitrator or arbitrators will issue a written opinion including the decision and the reasons for the decision. The award by the arbitrator or arbitrators shall be final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, neither Party shall be prevented from seeking injunctive relief, including, without limitation, a temporary restraining order, as contemplated by Section 13.1 (Acknowledgments), from the courts specified in Section 13.13 (Governing Law; Jurisdiction).
13.15 Complete Agreement. The Agreement constitutes the complete understanding of the Parties hereto regarding the subject matter thereof and supersedes all prior or contemporaneous agreements of the Parties, whether written or oral, with respect to such subject matter.
[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase Agreement to be executed as of the Effective Date.

BUYER

ACTEL CORPORATION

Date	Signature	Printed Name	Title

BTR/ALI

BTR, INC.

Date	Signature	Printed Name	Title

ADVANTAGE LOGIC, INC.

Date	Signature	Printed Name	Title

OFFICERS

RICHARD ABRAHAM

Date	Signature	Printed Name

PETER PANI

Date	Signature	Printed Name

BENJAMIN TING

Date	Signature	Printed Name

ATTACHMENT A
Assigned Contracts List

	Contract Title	Parties	Date

1.	Agreement for Assignment of Rights in Intellectual Property and Covenant Against Disclosure	ALI Peter Pani	September 23, 1993

2.	Agreement for Assignment of Rights in Intellectual Property and Covenant Against Disclosure	ALI Michael Pelham	September 23, 1993

3.	Agreement for Assignment of Rights in Intellectual Property and Covenant Against Disclosure	ALI Richard Abraham	September 23, 1993

4.	Agreement for Assignment of Rights in Intellectual Property and Covenant Against Disclosure	ALI Benjamin Ting	September 23, 1993

5.	Assignment of Patent Application	ALI Benjamin Ting	October 30, 1993

6.	Agreement for Assignment of Rights in Intellectual Property and Covenant Against Disclosure	ALI Alan Fletcher	September 23, 1993

7.	Consulting Agreement	ALI Antony Bell	April 7, 1995

8.	Consulting Agreement Addendum	ALI Antony Bell	June 29, 1995

9.	Confidential Disclosure Agreement	ALI Antony Bell	December 14, 1993

10.	Assignment of Trade Secrets	BTR Benjamin Ting	March 14, 2007

11.	Nondisclosure Agreement	ALI	April 14, 1994

	Contract Title	Parties	Date

AMD

12.	Technology Evaluation Agreement	ALI Xilinx	November 10, 1994

13.	Undertaking of Confidentiality	ALI Ken Leeds	November 8, 1994

14.	Corporate Non-Disclosure Agreement and Confidential Information Transmittal Record	ALI Intel	February 9, 1994

15.	Mutual Non-Disclosure Agreement	ALI Motorola	February 24, 1994

ATTACHMENT B
Assignments of Rights
List of Assigned Patents

1	U.S. patents and patent application nos. 5,457,410 ; 08/484,922; 6,433,580; 6,507,217; 6,703,861; 7,017,136; 11/299,248; US94/07187; 08/186,770; 5,640,327; US95/00313; 08/229,923; 08/534,500; 6,051,991; 6,462,578; 6,597,196; 6,747,482; 6,989,688; 7,078,933; 7,142,012; US95/04639; 08/433,041; 6,088,526; 6,300,793; US96/05964; 5,850,564; 6,417,690; 7,009,422; 7,126,375; US96/05982; 6,320,412; US00/35019; 5,640,344; US96/09889; 6,034,547; 6,329,839; 6,504,399; 6,624,658; 6,781,410; 6,975,138; 11/219,597; and US97/15614.

2	All foreign counterparts of the above-listed U.S. patents or patent applications (whether or not the foreign counterparts claim priority from such U.S. patents or patent applications), including EU: 0712548; EU: 0,806,836; France: 0,806,836; Germany: 0,806,836; UK: 0,806,836; Japan: 505821/95; Korea (South): 413,881; China: ZL94,192,983.3; Singapore: 44,600; 95907356.1; 9605244-4; EU: 00,755,588; Austria: 00,755,588; Belgium: 00,755,588; Denmark: 00,755,588; France: 00,755,588; Germany: 00,755,588; Greece: 00,755,588; Ireland: 00,755,588; Italy: 00,755,588; Luxembourg: 00,755,588; Monaco: 00,755,588; Netherlands: 00,755,588; Portugal: 00,755,588; Spain: 00,755,588; Sweden: 00,755,588; Switzerland: 00,755,588; UK: 00,755,588; China: ZL95,193,431.7; Singapore: 34,648; Japan: 3,581,152; Korea(South): 96-705,754; EU: 1,162,746; France: 1,162,746; Germany: 1,162,746; UK: 1,162,746; EU: 01118849.7; EU: 05015294.1; EU: 0,824,791; UK: 0,824,791; EU: 02024873.8; China: ZL96,194,985.6; Japan: 3,727,065; Korea (South): 97-707796; Singapore: 46,840; Taiwan: NI-082,978; EU: 0,824,792; UK: 0,824,792; Japan: 3,684,241; Korea (South): 97-707797; China: ZL96,194,984.8; Taiwan: NI-081,900; Singapore: 53,402; EU: 0,840,930; France: 0,840,930; Germany: 0,840,930; Monaco: 0,840,930; Portugal: 0,840,930; UK: 0,840,930; Japan: 3,881,020; Korea (South): 397,062; China: ZL96,196,964.4; Singapore: 51,262; EU: 97939805.4; EU:04021656.6; and Japan: 511084/98.

3	Any and all revisions, reexaminations, continuations, divisions, substitutions, reissues, renewals, continuations in part, continuing prosecution applications, divisions, parents, counterparts, and extensions thereof, and all other patents and patent applications, whether filed in or granted by the United States or another country, claiming, in whole or in part, the benefit of the filing date of any of the above-listed patents or patent applications.

ASSIGNMENT OF PATENT RIGHTS BY BTR
     This ASSIGNMENT OF PATENT RIGHTS, dated March 16, 2007 (this “Agreement”), is entered into by BTR, Inc., a Nevada corporation with a place of business at 20380 Town Center Lane, Suite 250, Cupertino, CA 95014 (“BTR” or “Assignor”), with and for the benefit of Actel Corporation, a California corporation with a place of business at 2061 Stierlin Court, Mountain View, CA 94043 (“Actel” or “Assignee”).
     WHEREAS, Assignor has agreed to sell and assign, and Assignee has agreed to buy and acquire all of Assignor’s rights, title and interests in and to the patents and patent applications set forth in Exhibit A attached hereto (the “Assigned Patents”).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee any and all worldwide rights, title and interests Assignor holds, or may hold, in and to the Assigned Patents together with all rights derived therefrom, including but not limited to the right to sue for and collect damages for past, present and future infringement.
     Assignor further agrees that, should additional or further documentation of the assignment be required for whatever reason, Assignor will, without further consideration, provide or execute such other information or documents as may be necessary upon Assignee’s reasonable request.
     This Agreement shall be binding on and shall inure to the benefit of, the Parties hereto and their respective successors and assigns. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed and performed entirely therein, without regard to the principles of choice of law or conflicts or law of any jurisdiction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     IN WITNESS WHEREOF, Assignor has caused this Assignment of Patent Rights to be executed by its duly authorized representatives effective as of the date first written above.

BTR, Inc.
By:
Name:
Title:

STATE OF

COUNTY OF

      On this                      day of                                         , 2007, before me, a Notary Public in and for said State, personally appeared                                                                                   personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS, my hand and official seal.

Notary Public

EXHIBIT A
TO
ASSIGNMENT OF PATENT RIGHTS BY BTR
ASSIGNED PATENTS

Appl. No.	Issue Number	Filing Date	Title	Inventors
08/101,197	5,457,410	08-03-1993	ARCHITECTURE AND INTERCONNECT SCHEME FOR PROGRAMMABLE LOGIC CIRCUITS	Benjamin S. Ting
	INVALIDATED/			Saratoga, CA
ABANDONED
08/484,922	ABANDONED	06-07-1995
09/034,769	6,433,580	03-02-1998
09/955,589	6,507,217	09-13-2001
10/269,364	6,703,861	10-11-2002
10/692,880	7,017,136	10-23-2003
11/299,248	PENDING	12-09-2005
94922455.4	EU: 0712548	06-24-1994
94922455.4	UK: 0712548	06-24-1994
97111287.5	EU: 0806836	07-04-1997
97111287.5	France: 0806836	07-04-1997
97111287.5	Germany: 0806836	07-04-1997
97111287.5	UK: 0806836	07-04-1997
505821/95	Japan: PENDING	06-24-1994
96-700569	Korea (South): 413881	02-03-1996
US94/07187	Entered National Phase	06-24-1994
94192983.3	China: 49812	06-24-1994
9603530-8	Singapore: 44600	02-22-1996
08/186,770	ABANDONED	01-25-1994	APPARATUS AND METHOD FOR PARTITIONING RESOURCES FOR INTERCONNECTIONS	Benjamin S. Ting
08/559,122	5,640,327 ABANDONED	02-09-1996		Saratoga, CA
95907365.1	ABANDONED	01-10-1995
US95/00313	Entered National Phase	01-10-1995
9605244-4	ABANDONED	02-03-1996

Appl. No.	Issue Number	Filing Date	Title	Inventors
08/229,923	ABANDONED	04-14-1994	ARCHITECTURE AND INTERCONNECT SCHEME FOR PROGRAMMABLE LOGIC CIRCUITS	Benjamin S. Ting Saratoga, CA
08/534,500	ABANDONED	09-27-1995
08/909,928	6,051,991 ABANDONED	08-12-1997
09/482,149	6,462,578	01-12-2000
10/117,875	6,597,196	04-05-2002
10/428,724	6,747,482	05-01-2003
10/829,527	6,989,688	04-21-2004
11/233,290	7,078,933	09-21-2005
11/432,425	7,142,012	05-10-2006
95916402.1	EU: 00755588	04-14-1995
95916402.1	Austria: 00755588	04-14-1995
95916402.1	Belgium: 00755588	04-14-1995
95916402.1	Denmark: 00755588	04-14-1995
95916402.1	France: 00755588	04-14-1995
95916402.1	Germany: 00755588	04-14-1995
95916402.1	Greece: 00755588	04-14-1995
95916402.1	Ireland: 00755588	04-14-1995
95916402.1	Italy: 00755588	04-14-1995
95916402.1	Luxembourg: 00755588	04-14-1995
95916402.1	Monaco: 00755588	04-14-1995
95916402.1	Netherlands: 00755588	04-14-1995
95916402.1	Portugal: 00755588	04-14-1995
95916402.1	Spain: 00755588	04-14-1995
95916402.1	Sweden: 00755588	04-14-1995
95916402.1	Switzerland: 00755588	04-14-1995
95916402.1	UK: 00755588	04-14-1995
95193431.7	China: ZL95193431.7	04-14-1995
9611526-6	Singapore: 34648	04-14-1995
527117/95	Japan: 3581152	10-14-1996
96-705754	Korea (South): ABANDONED	10-14-1996

Appl. No.	Issue Number	Filing Date	Title	Inventors
0119441.2	EU: 1162746	08-13-2001
0119441.2	France: 1162746	08-13-2001
0119441.2	Germany: 1162746	08-13-2001
0119441.2	UK: 1162746	08-13-2001
01118849.7	EU: Abandoned	08-13-2001
05015294.1	EU: Abandoned	07-14-2005
US95/04639	Entered National Phase	04-14-1995
08/433,041	Abandoned	05-03-1995	SCALABLE MULTIPLE LEVEL TAB ORIENTED INTERCONNECT ARCHITECTURE	Benjamin S. Ting Saratoga, CA Peter M. Pani Mountain View, CA
08/951,814	6,088,526 ABANDONED	10-14-1997
09/377,304	6,300,793	08-18-1999
96915392.3	EU: 0824791	04-30-1996
96915392.3	UK: 0824791	04-30-1996
02024873.8	EU: PENDING	11-08-2002
96194985.6	China: ZL96194985.6	04-30-1996
533406/96	Japan: 3727065	11-04-1997
97-707796	Abandoned	11-04-1997
US96/05964	Entered National Phase	04-30-1996
8510228	Taiwan: NI-082978	05-01-1996
9705151-0	Singapore: 46840	04-30-1996
08/434,980	5,850,564 Abandoned	05-03-1995	FLOOR PLAN FOR SCALABLE MULTIPLE LEVEL TAB ORIENTED INTERCONNECT ARCHITECTURE	Benjamin S. Ting Saratoga, CA Peter M. Pani Mountain View, CA
09/089,298	6,417,690	06-01-1998
10/021,744	7,009,422	12-05-2001
11/326,543	7,126,375	01-04-2006
96920113.6	EU: 0824792	04-30-1996
96920113.6	UK: 0824792	04-30-1996
533412/96	Japan: 3684241	04-30-1996
97-707797	Abandoned	11-03-1997
96/05982	Entered National Phase	04-30-1996
96194984.8	China: ZL 96194984.8	04-30-1996

Appl. No.	Issue Number	Filing Date	Title	Inventors
85105227	Taiwan: NI-081900	05-01-1996
9706178-2	Singapore: 53402	04-30-1996
09/467,736	6,320,412	12-20-1999	ARCHITECTURE AND INTERCONNECT FOR PROGRAMMABLE LOGIC CIRCUITS	Benjamin S. Ting Saratoga, CA Peter M. Pani Mountain View, CA
US00/35019	Abandoned	12-20-2000

ASSIGNMENT OF PATENT RIGHTS BY ALI
     This ASSIGNMENT OF PATENT RIGHTS, dated March 16, 2007 (this “Agreement”), is entered into by Advantage Logic Inc, a California corporation with a place of business at 20863 Stevens Creek Blvd., 456, Cupertino, CA 95014 . (“ALI” or “Assignor”), with and for the benefit of Actel Corporation, a California corporation with a place of business at 2061 Stierlin Court, Mountain View, CA 94043 (“Actel” or “Assignee”).
     WHEREAS, Assignor has agreed to sell and assign, and Assignee has agreed to buy and acquire all of Assignor’s rights, title and interests in and to the patents and patent applications set forth in Exhibit A attached hereto (the “Assigned Patents”).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee any and all worldwide rights, title and interests Assignor holds, or may hold, in and to the Assigned Patents together with all rights derived therefrom, including but not limited to the right to sue for and collect damages for past, present and future infringement.
     Assignor further agrees that, should additional or further documentation of the assignment be required for whatever reason, Assignor will, without further consideration, provide or execute such other information or documents as may be necessary upon Assignee’s reasonable request.
     This Agreement shall be binding on and shall inure to the benefit of, the Parties hereto and their respective successors and assigns. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed and performed entirely therein, without regard to the principles of choice of law or conflicts or law of any jurisdiction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     IN WITNESS WHEREOF, Assignor has caused this Assignment of Patent Rights to be executed by its duly authorized representatives effective as of the date first written above.

ALI
By:
Name:
Title:

STATE OF

COUNTY OF

     On this _____ day of ____________, 2007, before me, a Notary Public in and for said State, personally appeared _________________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS, my hand and official seal.

Notary Public

EXHIBIT A
TO
ASSIGNMENT OF PATENT RIGHTS BY ALI
ASSIGNED PATENTS

Appl. No.	Issue Number	Filing Date	Title	Inventors
08/506,828	5,640,344	07-25-1995	PROGRAMMABLE NON-VOLATILE BIDIRECTIONAL SWITCH FOR PROGRAMMABLE LOGIC	Peter M. Pani Mountain View, CA Benjamin S. Ting Saratoga, CA Benny Ma Saratoga, CA
96921471.7	EU: 0,840,930	06-14-1996
96921471.7	France: 0,840,930	06-14-1996
96921471.7	Germany: 0,840,930	06-14-1996
96921471.7	Monaco: 0,840,930	06-14-1996
96921471.7	Portugal: 0,840,930	06-14-1996
96921471.7	UK: 0,840,930	06-14-1996
US96/09889	Entered National Phase	06-14-1996
507580/97	Japan: 3,881,020	06-14-1996
98-700209	Korea (South): 397,062	01-12-1998
96196964.4	China: ZL96,196,964.4	06-14-1996
9706048-7	Singapore: 51,262	06-14-1996
08/708,403	6,034,547 Abandoned	09-04-1996	METHOD AND APPARATUS FOR UNIVERSAL PROGRAM CONTROLLED BUS ARCHITECTURE	Peter M. Pani Mountain View, CA Benjamin S. Ting Saratoga, CA
09/243,998	6,329,839	02-04-1999
09/960,916	6,504,399	09-24-2001
10/231,320	6,624,658	08-28-2002
10/412.975	6,781,410	04-11-2003
10/811,422	6,975,138	03-25-2004
11/219,597	PENDING	09-01-2005
97939805.4	EU: PENDING	09-04-1997
04021656.6	EU: PENDING	09-11-2004

Appl. No.	Issue Number	Filing Date	Title	Inventors
511084/98	Japan: PENDING	09-04-1997
US97/15614	Entered National Phase	09-04-1997

ATTACHMENT C
Prior Use of IP Assets
1. Presentation of confidential information relating to then existing IP Assets to Intel Corporation under CNDA dated February 9, 1994, terminated on September 12, 1994.
2. Presentation of confidential information relating to then existing IP Assets to Motorola, Inc., under Mutual Non-Disclosure Agreement dated February 24, 1994, terminated June 24, 1994.
3. Presentation of confidential information relating to then existing IP Assets to Advanced Micro Devices, Inc., under Advanced Micro Devices NDA 10000 dated April 14, 1994 (no termination date).
4. Presentation of confidential information relating to then existing IP Assets to Xilinx, Inc., under Technology Evaluation Agreement dated November 10, 1994, between Xilinx, Inc. and Advanced Logic, Inc., and Undertaking of Confidentiality dated November 4, 1994, between Kenneth E. Leeds and Advantage Logic, Inc., terminated December 1, 1994.

ATTACHMENT D
Contracts List
1.	NDA between Ting and Pani dated May 18, 1993

2.	NDA between Ting and Ma dated May 24, 1993

3.	NDA between Ting and Fletcher dated June 7, 1993

4.	NDA between Ting and Pelham dated June 18, 1993

5.	Agreement between Ma and ALI dated May 7, 1995

6.	Amendment to Agreement between Ma and ALI, dated December 22, 2004

7.	Exclusive Royalty Sharing Agreement between Pelham and BTR dated October 27, 1995

8.	Amendment to Exclusive Royalty Sharing Agreement between Pelham and BTR, dated May 10, 1998

9.	Exclusive Royalty Sharing Agreement between Fletcher and BTR dated April 26, 1995

10.	Amendment to Exclusive Royalty Sharing Agreement between Fletcher and BTR, dated May 1, 1998

11.	Oral Agreement with Niantsu Wang: On or about 1996, BTR/ALI had an oral agreement to pay Wang for design and implementation of Actel’s Specification for the DLL

12.	Agreements listed in Attachment A (Assigned Contracts List)

13.	Agreements listed in Attachment C (Prior Use of IP Assets)

ATTACHMENT E
Inventor Contact Information

	Inventor Name	Address	Phone
1.	Peter M. Pani	20380 Town Center Lane, Suite 250 Cupertino, CA 95014	(408) 253-5870

2.	Benjamin S. Ting	20380 Town Center Lane, Suite 250 Cupertino, CA 95014	(408) 253-5840

3.	Antony G. Bell	126 Smithcreek Drive Los Gatos, CA 95030	(408) 395-1694

4.	Benny Ma	1798 Rocky Mountain Ave. Milpitas, CA 95035

ATTACHMENT F
Third Party Notices
1. Patent and Trademark Office Notice of Action dated 5/08/1997, Interference No. 103,833, filed by Xilinx, Inc. on 3/29/1996.

ATTACHMENT G
Allocation of Purchase Price
Table G-1: BTR Patents: $6,500,000

				L/T or S/T Capital
Appl. No.	Issue Number	Filing Date	Assigned Price	Gains
P001 Family: $2,500,000

08/101,197	5,457,410	08-03-1993
	INVALIDATED/
	ABANDONED
08/484,922	ABANDONED	06-07-1995
09/034,769	6,433,580	03-02-1998	$200,000	L/T
09/955,589	6,507,217	09-13-2001	$200,000	L/T
10/269,364	6,703,861	10-11-2002	$200,000	L/T
10/692,880	7,017,136	10-23-2003	$200,000	L/T
11/299,248	PENDING	12-09-2005	$200,000	L/T
94922455.4	EU: 0712548	06-24-1994	$750,000	L/T
94922455.4	UK: 0712548	06-24-1994
97111287.5	EU: 0806836	07-04-1997
97111287.5	France: 0806836	07-04-1997
97111287.5	Germany: 0806836	07-04-1997
97111287.5	UK: 0806836	07-04-1997
505821/95	Japan: PENDING	06-24-1994	$375,000	L/T
96-700569	Korea (South):	02-03-1996	$150,000	L/T
	413881
US94/07187	Entered National	06-24-1994
	Phase
94192983.3	China: 49812	06-24-1994	$150,000	L/T
9603530-8	Singapore: 44600	02-22-1996	$75,000	L/T

P003 Family: $0

08/186,770	ABANDONED	01-25-1994
08/559,122	5,640,327 ABANDONED	02-09-1996
95907365.1	ABANDONED	01-10-1995
US95/00313	Entered National	01-10-1995
	Phase

L/T or S/T Capital
Appl. No.	Issue Number	Filing Date	Assigned Price	Gains
9605244-4	ABANDONED	02-03-1996

P004 Family: $2,000,000

08/229,923	ABANDONED	04-14-1994
08/534,500	ABANDONED	09-27-1995
08/909,928	6,051,991	08-12-1997
ABANDONED
09/482,149	6,462,578	01-12-2000	$125,000	L/T
10/117,875	6,597,196	04-05-2002	$125,000	L/T
10/428,724	6,747,482	05-01-2003	$125,000	L/T
10/829,527	6,989,688	04-21-2004	$125,000	L/T
11/233,290	7,078,933	09-21-2005	$125,000	S/T
11/432,425	7,142,012	05-10-2006	$125,000	S/T
95916402.1	EU: 00755588	04-14-1995	$625,000	L/T
95916402.1	Austria: 00755588	04-14-1995
95916402.1	Belgium: 00755588	04-14-1995
95916402.1	Denmark: 00755588	04-14-1995
95916402.1	France: 00755588	04-14-1995
95916402.1	Germany: 00755588	04-14-1995
95916402.1	Greece: 00755588	04-14-1995
95916402.1	Ireland: 00755588	04-14-1995
95916402.1	Italy: 00755588	04-14-1995
95916402.1	Luxembourg: 00755588	04-14-1995
95916402.1	Monaco: 00755588	04-14-1995
95916402.1	Netherlands:	04-14-1995
00755588
95916402.1	Portugal: 00755588	04-14-1995
95916402.1	Spain: 00755588	04-14-1995
95916402.1	Sweden: 00755588	04-14-1995
95916402.1	Switzerland:	04-14-1995
00755588
95916402.1	UK: 00755588	04-14-1995
0119441.2	EU: 1162746	08-13-2001
0119441.2	France: 1162746	08-13-2001

				L/T or S/T Capital
Appl. No.	Issue Number	Filing Date	Assigned Price	Gains
0119441.2	Germany: 1162746	08-13-2001
0119441.2	UK: 1162746	08-13-2001
01118849.7	EU: Abandoned	08-13-2001
05015294.1	EU: Abandoned	07-14-2005
95193431.7	China: ZL95193431.7	04-14-1995	$200,000	L/T
9611526-6	Singapore: 34648	04-14-1995	$100,000	L/T
527117/95	Japan:3581152	10-14-1996	$325,000	L/T
96-705754	Korea (South):	10-14-1996
	ABANDONED

P005 Family: $750,000

US95/04639	Entered National	04-14-1995
	Phase
08/433,041	Abandoned	05-03-1995
08/951,814	6,088,526 ABANDONED	10-14-1997
09/377,304	6,300,793	08-18-1999	$300,000	L/T
96915392.3	EU: 0824791	04-30-1996	$225,000	L/T
96915392.3	UK: 0824791	04-30-1996
02024873.8	EU: PENDING	11-08-2002
96194985.6	China: ZL96194985.6	04-30-1996	$50,000	L/T
533406/96	Japan: 3727065	11-04-1997	$100,000	L/T
97-707796	Abandoned	11-04-1997
US96/05964	Entered National	04-30-1996
	Phase
8510228	Taiwan: NI-082978	05-01-1996	$50,000	L/T
9705151-0	Singapore: 46840	04-30-1996	$25,000	L/T

P006 Family: $750,000

08/434,980	5,850,564 Abandoned	05-03-1995
09/089,298	6,417,690	06-01-1998	$100,000	L/T
10/021,744	7,009,422	12-05-2001	$100,000	L/T
11/326,543	7,126,375	01-04-2006	$100,000	S/T
96920113.6	EU: 0824792	04-30-1996	$225,000	L/T

				L/T or S/T Capital
Appl. No.	Issue Number	Filing Date	Assigned Price	Gains
96920113.6	UK: 0824792	04-30-1996
533412/96	Japan: 3684241	04-30-1996	$100,000	L/T
97-707797	Abandoned	11-03-1997
96/05982	Entered National	04-30-1996
	Phase
96194984.8	China: ZL 96194984.8	04-30-1996	$50,000	L/T
85105227	Taiwan: NI-081900	05-01-1996	$50,000	L/T
9706178-2	Singapore: 53402	04-30-1996	$25,000	L/T

P010 Family: $500,000

09/467,736	6,320,412	12-20-1999	$500,000	L/T
US00/35019	Abandoned	12-20-2000

Table G-2: ALI Patents: $500,000

				L/T or S/T Capital
Appl. No.	Issue Number	Filing Date	Assigned Price	Gains
P007 Family: $250,000

08/506,828	5,640,344	07-25-1995	$100,000	L/T
96921471.7	EU: 0,840,930	06-14-1996	$75,000	L/T
96921471.7	France: 0,840,930	06-14-1996
96921471.7	Germany: 0,840,930	06-14-1996
96921471.7	Monaco: 0,840,930	06-14-1996
96921471.7	Portugal: 0,840,930	06-14-1996
96921471.7	UK: 0,840,930	06-14-1996
US96/09889	Entered National	06-14-1996
	Phase
507580/97	Japan: 3,881,020	06-14-1996	$25,000	L/T
98-700209	Korea (South):	01-12-1998	$20,000	L/T
	397,062
96196964.4	China:	06-14-1996	$20,000	L/T
	ZL96,196,964.4
9706048-7	Singapore: 51,262	06-14-1996	$10,000	L/T

P008 Family: $250,000

08/708,403	6,034,547	09-04-1996
	ABANDONED
09/243,998	6,329,839	02-04-1999	$150,000	L/T
09/960,916	6,504,399	09-24-2001
10/231,320	6,624,658	08-28-2002
10/412.975	6,781,410	04-11-2003
10/811,422	6,975,138	03-25-2004
11/219,597	PENDING	09-01-2005
97939805.4	EU: PENDING	09-04-1997	$50,000	L/T
04021656.6	EU:PENDING	09-11-2004
511084/98	Japan: PENDING	09-04-1997	$50,000	L/T
US97/15614	Entered National	09-04-1997
	Phase

Table G-3: BTR Technology, Confidential Information, and Mask Works

BTR
Technology,
Confidential
Information, Mask	Assigned Price
Works, Copy Rights,	Intangibles	Assigned Price	L/T or S/T Capital
etc.	Delivery	Tangible Delivery	Gains

Assignment of trade secret rights in Technology previously delivered under the License Agreement	$225,000		L/T
Delivery of Originals in Paper or Media		$25,000	L/T
Assignment of mask work rights in Mask Works Installed on site by BTR and assignment of Copyrights, etc.	$250,000		L/T

Table G-4: Summary of Allocations and Payments

	Assigned Price	Assigned Price	Assigned Price Mask
BTR/ALI	Patents	Technology, etc.	Works, etc.

BTR	$6,500,000	$250,000	$250,000
ALI	$500,000

		Percentage of	Percentage of Each
	Initial Payment	Escrow Payment	Interest Payment

BTR	$3,500,000	93%	93%
ALI	$250,000	7%	7%

Total	$3,750,000	100%	100%